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                                                                      EXHIBIT 11

                         Alabama National BanCorporation
                  Computation of Earnings Per Share (Unaudited)
                    (In thousands, except per share amounts)
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                                                                                      Per Share
                                                              Income        Shares      Amount
                                                              ------        ------    ---------
 THREE MONTHS ENDED SEPTEMBER 30, 2001
 Basic EPS net income.....................................    $ 7,508        11,846       $ 0.63
                                                                                          ======
 Effect of dilutive securities............................         --           289
                                                              -------        ------
 Diluted EPS..............................................    $ 7,508        12,135       $ 0.62
                                                              =======        ======       ======

 THREE MONTHS ENDED SEPTEMBER 30, 2000
 Basic EPS net income.....................................    $ 6,556        11,782       $ 0.56
                                                                                          ======
 Effect of dilutive securities............................         --           172
                                                              -------        ------
 Diluted EPS..............................................    $ 6,556        11,954       $ 0.55
                                                              =======        ======       ======

 NINE MONTHS ENDED SEPTEMBER 30, 2001
 Basic EPS net income.....................................    $20,327        11,819       $ 1.72
                                                                                          ======
 Effect of dilutive securities............................         --           297
                                                              -------        ------
 Diluted EPS..............................................    $20,327        12,116       $ 1.68
                                                              =======        ======       ======

 NINE MONTHS ENDED SEPTEMBER 30, 2000
 Basic EPS net income.....................................    $18,730        11,794       $ 1.59
                                                                                          ======
 Effect of dilutive securities............................         --           162
                                                              -------        ------
 Diluted EPS..............................................    $18,730        11,956       $ 1.57
                                                              =======        ======       ======
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